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                                                                   Exhibit 10.50


                         COMMON STOCK PURCHASE AGREEMENT


                  This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 10, 2001 by and between StemCells, Inc., a Delaware corporation (the "Company") and Sativum Investments Limited (the
"Purchaser"), a British Virgin Islands corporation.

                  WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to Purchaser from time to time as provided herein, and Purchaser shall purchase, up to $30,000,000 of Common Stock and the Warrant; and

                  WHEREAS, such investments will be made by the Purchaser as statutory underwriter of a registered indirect primary offering of such Common Stock by the Company.

                  NOW, THEREFORE, in consideration of the foregoing premises, and the promises and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties, intending to be legally bound, hereby agree as follows:



                                    ARTICLE 1

                        PURCHASE AND SALE OF COMMON STOCK

                  Section 1.1. PURCHASE AND SALE OF STOCK. Subject to the terms and conditions of this Agreement, the Company may sell and issue to the Purchaser and the Purchaser shall be obligated to purchase from the Company, up to an aggregate of $30,000,000 of Common Stock (the "Commitment Amount") and the Warrant, subject to the terms herein.

                  Section 1.2. PURCHASE PRICE AND INITIAL CLOSING. The Company agrees to issue and sell to the Purchaser and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchaser agrees to purchase that number of the Shares to be issued in connection with each Draw Down. The delivery of executed documents under this Agreement and the other agreements referred to herein and the payment of the fees set forth in Article I of the Escrow Agreement, attached as EXHIBIT B hereto, (the "Initial Closing") shall take place at the offices of Epstein Becker & Green, P.C., 250 Park Avenue, New York, New York 10177 (i) within five (5) days from the date hereof, or
(ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Initial Closing Date"). Each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Initial Closing.


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                  Section 1.3. LIQUIDATED DAMAGES. The parties hereto
acknowledge and agree that the sums payable pursuant to this Agreement for late delivery of the Draw Down Shares and the Registration Rights Agreement for a suspension of the Registration Statement or the Purchaser's right to resell the Draw Down Shares thereunder shall constitute liquidated damages and not penalties. The parties further acknowledge that (a) the amount of loss or damages likely to be incurred is incapable or is difficult to precisely estimate, (b) the amount specified in such provisions bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred by the Purchaser in connection with the failure of the Company to deliver the Draw Down Shares in a timely manner or the suspension of the Purchaser's rights to resell the Draw Down Shares under the Registration Statement, and (c) the parties are sophisticated businesses and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.


                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

                  Section 2.1. REPRESENTATION AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows, except as set forth in the SEC Documents or on the Disclosure Schedule prepared by the Company and attached hereto, or as contemplated by this
Agreement:

                           (a) ORGANIZATION, GOOD STANDING AND POWER. The Company is a corporation duly incorporated validly existing and in good standing under the laws of Delaware and has all requisite corporate authority to own, lease and operate its properties and assets and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. The Company is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

                           (b) AUTHORIZATION, ENFORCEMENT. (i) The Company has the requisite corporate power and corporate authority to enter into and perform its obligations under the Transaction Documents and to issue the Draw Down Shares pursuant to their respective terms, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and at the Initial Closing shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or


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         affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                           (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of 45,000,000 shares of Common Stock of which 21,470,385 shares are issued and outstanding and 1,000,000 shares of Convertible Preferred Stock of which 1,500 are issued and outstanding. All of the outstanding shares of the Company's Common Stock have been duly and validly authorized and are fully paid and non-assessable except as set forth in the SEC Documents. No shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. There are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The Company has made available to the Purchaser true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the Principal Market questioning or threatening the continued inclusion of the Common Stock on such market.

                           (d) ISSUANCE OF SHARES. The Warrant Shares to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrant, the Warrant Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

                           (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not and will not
         (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or other foreign statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries are bound or affected, except, in all cases, for such conflicts, defaults, termination, amendments,


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         accelerations, cancellations and violations as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted in violation of any laws, ordinances or regulations of any governmental entity, except for violations which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company is not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators and any registration statement which may be filed pursuant hereto); PROVIDED, HOWEVER, that for purpose of the representations made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

                           (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Exchange Act, and, the Company is current with all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act. The Company has delivered or made available to the Purchaser, through the EDGAR system or otherwise, true and complete copies of the SEC Documents filed with the SEC since December 31, 1998. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under GAAP and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                           (g) SUBSIDIARIES. The SEC Documents or the Disclosure Schedule attached hereto sets forth each subsidiary of the Company, showing the jurisdiction of its


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         incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such subsidiary. For the purposes of this Agreement, "subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other subsidiaries. All of the issued and outstanding shares of capital stock of each subsidiary have been duly authorized and validly issued, and are fully paid and non-assessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any subsidiary for the purchase or acquisition of any shares of capital stock of any subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any subsidiary is a party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any subsidiary.

                           (h) NO MATERIAL ADVERSE EFFECT. Since the date of the financial statement contained in the most recently filed Form 10-Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents or on the Disclosure Schedule attached hereto.

                           (i) NO UNDISCLOSED LIABILITIES. Neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any subsidiary (including the notes thereto) in conformity with GAAP which are not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's or its subsidiaries' respective businesses since such date or which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company or its subsidiaries.

                           (j) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since the date of the financial statement contained in the most recently filed Form 10- Q (or 10-QSB) or Form 10-K (or 10-KSB), whichever is most current, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                           (k) INDEBTEDNESS. The SEC Documents (including the financial statements included therein) or the Disclosure Schedule attached hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or


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         any subsidiary, or for which the Company or any subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (A) any liabilities for borrowed money in excess of $500,000 (other than trade accounts payable incurred in the ordinary course of business), (B) all guaranties, endorsements and contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (C) any lease payments with a present value in excess of $500,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any subsidiary is in default with respect to any Indebtedness.

                           (l) TITLE TO ASSETS. Each of the Company and the subsidiaries has good and marketable title to all of its real and personal property reflected in the SEC Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except such that do not cause a Material Adverse Effect. All real property leases of the Company and each of its subsidiaries are valid and subsisting and in full force and effect.

                           (m) ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary or any of their respective properties or assets, which action, suit, claim, investigation or proceeding would reasonably be expected to have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any subsidiary except those orders, judgments, injunctions, awards or decrees which would not reasonably be expected to have a Material Adverse Effect.

                           (n) COMPLIANCE WITH LAW. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of their respective businesses as now being conducted by them unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                           (o) TAXES. The Company and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; except as set forth in the SEC Documents the Company and each subsidiary have paid, or had paid on its or their behalf, all Taxes shown as due on such Tax Returns and has withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the


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         Company (including any provisions for deferred income taxes)
         reflected on the books of the Company are to its knowledge adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                           No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that the Company or any subsidiary is or may be subject to taxation by that jurisdiction. Except as set forth in the SEC Documents, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company or any subsidiary.

                           The Company has not made an election under Section 341 (f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. Section 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise.

                           For purposes of this Section 2.1(o):

                           "IRS" means the United States Internal Revenue
                           Service.

                           "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and similar taxes (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                           "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

                           (p) CERTAIN FEES. Except for the fees paid to Pacific Crest Securities Inc. pursuant to the Engagement Letter, no brokers, finders or financial advisory fees or commissions will be payable by the Company or any subsidiary with respect to the transactions contemplated by this Agreement.

                           (q) OPERATION OF BUSINESS. The Company and each of the subsidiaries owns or possesses all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the SEC Documents or the Disclosure Schedule attached hereto, and all rights with respect to the foregoing, which to its knowledge would be reasonably necessary for the conduct of its business as now conducted without any conflict with the rights of others.


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                           (r) BOOKS AND RECORDS.  The records and documents of
         the Company and its subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the subsidiaries contained therein.

                           (s) MATERIAL AGREEMENTS. The Company and each of its subsidiaries has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, have received no notice of default and, to the best of the Company's knowledge are not in default under any Material Agreement now in effect, the result of which would cause a Material Adverse Effect. No written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company or of any subsidiary limits or shall limit the payment of dividends on the Company's Common Stock.

                           (t) TRANSACTIONS WITH AFFILIATES. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (A) the Company, any subsidiary or any of their respective customers or suppliers on the one hand, and (B) on the other hand, any officer, employee, consultant or director of the Company, or any of its subsidiaries, or any person owning 5% or more of the capital stock of the Company or any subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder.

                           (u) SECURITIES LAWS. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Shares or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person (other than the Purchaser), so as to bring the issuance and sale of the Shares under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares.

                           (v) EMPLOYEES. Neither the Company nor any subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any subsidiary is in breach of any employment contract, agreement regarding proprietary information, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer to be employed or engaged by the Company or such subsidiary. Since the date of the December 31, 2000 Form 10-K (or 10-KSB), no officer, consultant or key employee of the Company or any subsidiary whose termination, either individually or in the aggregate, could have a Material Adverse Effect, has terminated or, to the


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         knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any subsidiary.

                           (w) ABSENCE OF CERTAIN DEVELOPMENTS. Since the date of the financial statement contained in the most recently filed Form 10-Q (or 10-QSB) or Form 10-K (or 10KSB), whichever is most current, neither the Company nor any subsidiary has done any of the following, if such occurrences could reasonably be expected to have a Material Adverse Effect:

                                    (i) issued any stock, bonds or other
                  corporate securities or any rights, options or warrants with respect thereto, except for issuances of shares of stock pursuant to options or warrants outstanding on the date hereof or issuance of stock options pursuant to a stock option plan;

                                    (ii) borrowed any amount or incurred or
                  become subject to any liabilities (absolute or contingent) except amounts borrowed or liabilities incurred in the ordinary course of business;

                                    (iii) discharged or satisfied any lien or
                  encumbrance or paid any obligation or liability (absolute or contingent), other than liabilities paid in the ordinary course of business;

                                    (iv) declared or made any payment or
                  distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

                                    (v) sold, assigned or transferred any other
                  tangible assets, or canceled any debts or claims, except in the ordinary course of business;

                                    (vi) sold, assigned or transferred any
                  patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business, to persons bound by agreements restricting disclosure of such proprietary confidential information or to the Purchaser or its representatives;

                                    (vii) made any changes in employee
                  compensation except in the ordinary course of business and consistent with past practices;

                                    (viii) made capital expenditures or
                  commitments therefor that aggregate in excess of $500,000;

                                    (ix) entered into any other material
                  transaction required to be disclosed in the SEC Documents, whether or not in the ordinary course of business;


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                                    (x) suffered any material damage,
                  destruction or casualty loss, whether or not covered by insurance;

                                    (xi) experienced any material problems with
                  labor or management in connection with the terms and conditions of their employment; or

                                    (xii) effected any two or more events of the
                  foregoing kind which in the aggregate would be material to the Company or its subsidiaries.

                           (x) GOVERNMENTAL APPROVALS. Except for the filing of any notice prior or subsequent to any Settlement Date that may be required under applicable federal or state securities laws (which if required, shall be filed on a timely basis), including the filing of a registration statement or post-effective amendment pursuant to this Agreement, no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for, or in connection with, the delivery of the Shares, or for the performance by the Company of its obligations under this Agreement.

                           (aa) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. Company acknowledges and agrees that Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder. The Company further represents to the Purchaser that the Company's decision to enter into this Agreement has been based solely on (a) the Purchaser's representations and warranties in Section 2.2, and (b) the independent evaluation by the Company and its own representatives and counsel.

                  Section 2.2. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company:

                           (a) ORGANIZATION AND STANDING OF THE PURCHASER. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the British Virgin Islands.

                           (b) AUTHORIZATION AND POWER. The Purchaser has the requisite power and authority to enter into and perform the Transaction Documents and to purchase the Shares. The execution, delivery and performance of the Transaction Documents by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and at the Initial Closing shall constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application


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                           (c) NO CONFLICTS. The execution, delivery and
         performance of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Purchaser is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser). The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof.

                           (d) FINANCIAL RISKS. The Purchaser acknowledges that it is able to bear the financial risks associated with an investment in the Shares and that it has been given full access to such records of the Company and the subsidiaries and to the officers of the Company and the subsidiaries as it has deemed necessary or appropriate to conduct its due diligence investigation. The Purchaser is capable of evaluating the risks and merits of an investment in the Shares by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Purchaser is capable of bearing the entire loss of its investment in the Shares.

                           (e) ACCREDITED INVESTOR. The Purchaser is an
         "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act.

                           (f) GENERAL. The Purchaser understands that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the suitability of the Purchaser to acquire the Shares.



                                    ARTICLE 3

                                    COVENANTS

                  The Company covenants with the Purchaser as follows:

                  Section 3.1. THE SHARES. As of the date of each applicable Draw Down, the Company will have authorized and reserved, free of preemptive rights, a sufficient number of authorized but unissued shares of its Common Stock to cover the Draw Down Shares to be issued in connection with such Draw Down requested under this Agreement. The Draw Down Shares to be issued under this Agreement, when paid for and issued in accordance with the terms hereof, shall be duly and validly issued and outstanding, fully paid and non-assessable, and the

Purchaser shall be entitled to all rights accorded to a holder of Common Stock. Anything in this Agreement to the contrary notwithstanding, (i) at no time will the Company request a Draw Down which would result in the issuance of an aggregate number of shares of Common Stock pursuant to this Agreement which exceeds 19.9% of the number of shares of Common Stock issued and outstanding on the Initial Closing Date without obtaining stockholder approval of such excess issuance, or such other amount as would require stockholder approval under rules of the Principal Market or otherwise without obtaining stockholder approval of such excess issuance, and (ii) the Company may not make a Draw Down to the extent that, after such purchase by the Purchaser, the sum of the number of shares of Common Stock beneficially owned by the Purchaser and its affiliates would result in beneficial ownership by the Purchaser and its affiliates of more than 9.9% of the then outstanding shares of Common Stock. For purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act.

                  Section 3.2. SECURITIES COMPLIANCE. If applicable, the Company shall notify the Principal Market, in accordance with its rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares and the Warrant to the Purchaser or subsequent holders.

                  Section 3.3. REGISTRATION AND LISTING. The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement, and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Principal Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide the Purchaser with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of the Company's receipt thereof, until the Purchaser has disposed of all of the Shares.

                  Section 3.4. ESCROW ARRANGEMENT. The Company and the Purchaser shall enter into an escrow arrangement with Epstein Becker & Green, P.C. (the "Escrow Agent") in the form of EXHIBIT B hereto respecting payment against delivery of the Shares.

                  Section 3.5. REGISTRATION RIGHTS AGREEMENT. The Company and the Purchaser shall enter into the Registration Rights Agreement in the Form of EXHIBIT A hereto. Before the Purchaser shall be obligated to accept a Draw Down request from the Company, the Company shall have caused a sufficient number of shares of Common Stock to be registered to cover the Shares to be issued in connection with such Draw Down.

                  Section 3.6. ACCURACY OF REGISTRATION STATEMENT.On each Settlement Date, the Registration Statement and the prospectus therein (a) shall not contain any untrue statement of a material fact or omit to state any material fact to be required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances under which they were made; and (b) on such Settlement Date or date of filing of the Registration Statement and the prospectus therein will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement and the prospectus therein in reliance upon and in conformity with the information furnished in writing to the Company by the Purchaser specifically for inclusion in the Registration Statement and the prospectus therein.

                  Section 3.7. COMPLIANCE WITH LAWS. The Company shall materially comply, and cause each subsidiary to materially comply, with all applicable state, federal and Principal Market laws, rules, regulations and orders, noncompliance with which could have a Material Adverse Effect.

                  Section 3.8. OTHER AGREEMENTS. The Company shall not enter into any agreement the terms of which would restrict the ability of the Company to perform its obligations under this Agreement.

                  Section 3.9. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION; SUSPENSION OF RIGHT TO REQUEST A DRAW DOWN. SUBJECT TO APPLICABLE LAWS, RULES, REGULATIONS AND ORDERS, THE COMPANY WILL PROMPTLY NOTIFY THE PURCHASER IN WRITING UPON THE OCCURRENCE OF ANY OF THE FOLLOWING EVENTS IN RESPECT OF THE REGISTRATION STATEMENT OR RELATED PROSPECTUS IN RESPECT OF THE SHARES: (i) receipt of any request for additional information from the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that filing of a post-effective amendment or withdrawal of the Registration Statement would be appropriate. The Company shall not deliver to the Purchaser any Draw Down Notice during the continuation of any of the foregoing events. The Company shall promptly make available to the Purchaser any such supplements or amendments to the related prospectus, at which time, provided that the registration statement and any supplements and amendments thereto are then effective, the Company may recommence the delivery of Draw Down Notices.

                  Section 3.10. CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to the Purchaser such shares of stock and/or securities as the Purchaser is entitled to receive pursuant to this Agreement.

                  Section 3.11. LIMITATION ON FUTURE FINANCING. Other than as required by the Millenium Agreement, the Company shall not enter into any other stand-by equity based credit facility until the earlier of (a) the date on which an aggregate of $30,000,000 shall have been drawn pursuant hereto by the Company and (b) termination of this Agreement in accordance with Article 6 hereof.

                  Section 3.12. USE OF PROCEEDS. The proceeds from the sale of the Shares will be used by the Company and its subsidiaries for general corporate purposes.

                  Section 3.13. STATEMENT OF COMPANY'S COUNSEL. Within ten
(10) Trading Days after the Effective Date, the Company shall furnish to the Purchaser the following written statement by the Company's outside counsel, addressed to the Purchaser and dated such Settlement Date:
         "In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with the Purchaser's representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed. On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of its effective date, and the Prospectus, as of its effective date, complied as to form in all material respects with the requirements of the Act and the published rules and regulations of the SEC thereunder, and we do not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of its property is subject required to be described in the Prospectus which is not so described. Further, based on such information and participation, nothing that has come to our attention has caused us to believe that the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of their date and as of the date of this opinion contained or contains any untrue statement of material fact or omitted or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. We express no opinion, however, with respect to the financial statements, including the notes and the schedules thereto, or any other financial, accounting or statistical information set forth or referred to in the Registration Statement or the Prospectus. The limitations inherent in the independent verification of factual matters and the character of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectuses except for those made under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," which accurately and fairly summarize in all material respects the provisions of the laws and documents referred to therein."

                  The Purchaser covenants with the Company as follows:

                  Section 3.14. COMPLIANCE WITH LAW. The Purchaser agrees that its trading activities with respect to shares of the Company's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which the Company's Common Stock is listed. Without limiting the generality of the foregoing, the Purchaser agrees that it will, whenever required by federal securities laws, deliver the prospectus included in the Registration Statement to any purchaser of Shares from the Purchaser.

                  Section 3.15. NO SHORT SALES. The Purchaser and its affiliates shall not engage in short sales of the Company's Common Stock (as defined in applicable SEC rules and the Principal Market rules) during the term of this Agreement.


                                    ARTICLE 4

                  CONDITIONS TO INITIAL CLOSING AND DRAW DOWNS

                  Section 4.1. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to proceed to close this Agreement and to issue and sell the Shares to the Purchaser pursuant to a Draw Down Notice delivered hereunder is subject to the satisfaction or waiver, at or before the Initial Closing, and as of each Settlement Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                           (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Initial Closing and as of each Settlement Date as though made at that time, except for representations and warranties that speak as of a particular date.

                           (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed, satisfied and complied in all material respects with all material covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing and as of each Settlement Date.

                           (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                  Section 4.2. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO CLOSE. The obligation hereunder of the Purchaser to perform its obligations under this Agreement and to purchase the Shares is subject to the satisfaction or waiver, at or before the Initial Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                           (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing as though made at that time (except for representations and warranties that speak as of a particular date).

                           (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Initial Closing.

                           (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (d) NO PROCEEDINGS OR LITIGATION. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Purchaser or the Company or any subsidiary, or any of the officers, directors or affiliates of the Company or any subsidiary seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

                           (e) OPINION OF COUNSEL, ETC.  At the Initial
         Closing, the Purchaser shall have received an opinion of counsel to the Company, dated as of the Initial Closing Date, in the form of EXHIBIT C hereto.

                           (f) WARRANT. On the Initial Closing Date, the Company shall issue to the Purchaser a warrant to purchase up to 250,000 shares of Common Stock. The

         Warrant shall have a term from its initial date of exercise of 3 years. The exercise price of the Warrant shall be 115% of the average of the closing bid prices of the Common Stock (as reported by Bloomberg Financial L.P. at 4:02 p.m. ET on the Principal Market) during the 15 Trading Days immediately prior to the Initial Closing Date. The Common Stock underlying the Warrant will be registered in the Registration Statement referred to in Section 4.3 hereof. The Warrant shall be in the form of EXHIBIT E hereto.

                  Section 4.3. CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO ACCEPT A DRAW DOWN AND PURCHASE THE DRAW DOWN SHARES. The obligation hereunder of the Purchaser to accept a Draw Down request and to acquire and pay for the Draw Down Shares is subject to the satisfaction at or before each Settlement Date, of each of the conditions set forth below.

                           (a) SATISFACTION OF CONDITIONS TO INITIAL CLOSING. The Company shall have satisfied at the Initial Closing, or the Purchaser shall have waived at the Initial Closing, the conditions set forth in Section 4.2 hereof

                           (b) EFFECTIVE REGISTRATION STATEMENT. The
         Registration Statement registering the Shares shall have been declared effective by the SEC and shall remain effective on each Settlement Date.

                           (c) NO SUSPENSION. Trading in the Company's Common Stock shall not have been suspended by the SEC or the Principal Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the delivery of each Draw Down Notice), and, at any time prior to such Draw Down Notice, trading in securities generally as reported on the Principal Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported on the Principal Market unless the general suspension or limitation shall have been terminated prior to the delivery of such Draw Down Notice.

                           (d) MATERIAL ADVERSE EFFECT. No Material Adverse Effect and no Consolidation Event where the successor entity has not agreed to perform the Company's obligations hereunder shall have occurred since the later of the Initial Closing or the Settlement of the immediately preceding Draw Down, such occurrences to be determined in accordance with Section 8.9 herein.

                           (e) OPINION OF COUNSEL. The Purchaser shall have received (i) a "down-to-date" letter from the Company's counsel, confirming that there is no change from the counsel's previously delivered opinion, or else specifying with particularity the reason for any change and an opinion as to the additional items specified in EXHIBIT C hereto, (ii) a Form 424(b)(3) supplemental prospectus, if required by applicable law and (iii) any other items set forth in the Escrow Agreement (not including the escrow fee if the Escrow Agent is not used for such Draw Down).

                                    ARTICLE 5

                                 DRAW DOWN TERMS

         Section 5.1. DRAW DOWN TERMS. Subject to the satisfaction of the conditions set forth in this Agreement, the parties agree as follows:

                           (a) The Company may, in its sole discretion, issue and exercise draw downs against the Commitment Amount (each a "Draw Down") during the Commitment Period, which Draw Downs the Purchaser shall be obligated to accept, subject to the terms and conditions herein.

                           (b) Only one Draw Down shall be allowed in each Draw Down Pricing Period. There shall be a minimum of one (1) Trading Day between Draw Down Pricing Periods. The number of shares of Common Stock purchased by the Purchaser with respect to each Draw Down shall be determined as set forth in Section 5.1(e) herein and settled on:

                                    (i) as to the 1st through the 10th Trading
                  Day during the Draw Down Pricing Period, on or before the 12th Trading Day after such Draw Down Pricing Period commences; and

                                    (ii) as to the 11th through the 20th Trading
                  Day during the Draw Down Pricing Period, on or before the 22nd Trading Day after such Draw Down Pricing Period commences (such settlement periods and such settlement dates in subsection (i) and this subsection (ii) each referred to as a "Settlement Period" and a "Settlement Date", respectively).

                           (c) In connection with each Draw Down Pricing Period, the Company may set the Threshold Price in the Draw Down Notice.

                           (d) The minimum Investment Amount for any Draw Down shall be $250,000 and the maximum Investment Amount as to each Draw Down shall be 6% of the EQY weighted average price field (as reported on Bloomberg Financial L.P. using the BLPH function) for the 60 calendar days immediately prior to the applicable Commencement Date (defined below) multiplied by the total trading volume in respect of the Common Stock for such period. Notwithstanding anything herein to the contrary, in the event the minimum Investment Amount is greater than the maximum Investment Amount, as to such Draw Down only, the minimum Investment Amount shall equal the maximum Investment Amount, but in no event shall the minimum Investment Amount be less than $100,000, such that if the maximum Investment Amount is less than $100,000, then the Company shall be precluded from exercising a Draw Down at such time.

                           (e) The number of Shares of Common Stock to be issued on each Settlement Date shall be a number of shares equal to the sum of the quotients (for each trading day within the Settlement Period) of
         (x) 1/20th of the Investment Amount, and

         (y) the Purchase Price on each Trading Day within the Settlement Period, subject to the following adjustments:

                                    (i) if the VWAP on a given Trading Day is
                  less than the Threshold Price, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20th of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period;

                                    (ii) if during any Trading Day during the
                  Settlement Period trading of the Common Stock on the Principal Market is suspended for more than three (3) hours, in the aggregate, or if any Trading Day during the Settlement Period is shortened because of a public holiday, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20th of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period; and

                                    (iii) if during any Trading Day during the
                  Settlement Period sales of Draw Down Shares pursuant to the Registration Statement are suspended by the Company in accordance with Sections 3(j) or 5(e) of the Registration Rights Agreement for more than three (3) hours, in the aggregate, during the Settlement Period, then that portion of the Investment Amount to be paid on the immediately pending Settlement Date shall be reduced by 1/20th of the Investment Amount and such Trading Day shall be withdrawn from the Settlement Period.

                           (f) The Company must inform the Purchaser by delivering a draw down notice, in the form of EXHIBIT D hereto (the "Draw Down Notice"), via facsimile transmission in accordance with
         Section 8.4 as to the amount of the Draw Down (the "Investment Amount") the Company wishes to exercise, before the first day of the Draw Down Pricing Period (the "Commencement Date"). If the Commencement Date is to be the date of the Draw Down Notice, the Draw Down Notice must be delivered to and receipt confirmed by the Purchaser at least one (1) hour before trading commences on such date. At no time shall the Purchaser be required to purchase more than the maximum Investment Amount for a given Draw Down Pricing Period; in other words, if the Company chooses not to exercise the maximum Investment Amount in a given Draw Down Pricing Period the Purchaser is not obligated to and shall not purchase more than the scheduled maximum Investment Amount in a subsequent Draw Down Pricing Period.

                           (g) On each Settlement Date, the Shares purchased by the Purchaser during the immediately preceding Settlement Period shall be delivered to The Depository Trust Company ("DTC") on the Purchaser's behalf. Upon the Company electronically delivering whole shares of Common Stock to the Purchaser or its designees via DTC through its Deposit Withdrawal Agent Commission ("DWAC") system by 1:00 p.m. New York time, the Purchaser shall wire transfer immediately available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. Upon the

         Company electronically delivering whole shares of Common
         Stock to the Purchaser or its designees DTC account via DWAC after 1:00 p.m. New York time, the Purchaser shall wire transfer next day available funds to the Company's designated account on such day, less any fees as set forth in the Escrow Agreement, which fees shall be wired as directed in the Escrow Agreement. In the event that either party elects to use the Escrow Agent, the Shares shall be credited by the Company to the DTC account designated by the Purchaser via DWAC upon receipt by the Escrow Agent of payment for the Draw Down Shares into the Escrow Agent's master escrow account, as further set forth in the Escrow Agreement, and the Escrow Agent shall be directed to pay the purchase price to the Company, net of $1,000 per Settlement as escrow expenses to the Escrow Agent and any additional fees as set forth in the Escrow Agreement. The Company understands that a delay in the delivery of the Draw Down Shares into the Purchaser's DTC account beyond 5 Trading Days after the dates set forth herein or in the Escrow Agreement, as the case may be, could result in economic loss to the Purchaser. Notwithstanding anything herein to the contrary, as compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late delivery after 5 Trading Days from such dates in accordance with the following schedule (where "No. Trading Days Late" is defined as the number of Trading Days beyond three 5 Trading Days from the dates set forth herein or in the Escrow Agreement, as the case may be, on which such Draw Down Shares are to be delivered into the Purchaser's DTC account via the DWAC system):

------------------------------------------------------------ ---------------------------------------------------------
                  No. Trading Days Late                                        Late Payment for Each
                                                                               $5,000 of Draw Down Shares
                                                                               Being Purchased
------------------------------------------------------------ ---------------------------------------------------------
                  1                                                            $100
------------------------------------------------------------ ---------------------------------------------------------
                  2                                                            $200
------------------------------------------------------------ ---------------------------------------------------------
                  3                                                            $300
------------------------------------------------------------ ---------------------------------------------------------
                  4                                                            $400
------------------------------------------------------------ ---------------------------------------------------------
                  5                                                            $500
------------------------------------------------------------ ---------------------------------------------------------
                  6                                                            $600
------------------------------------------------------------ ---------------------------------------------------------
                  7                                                            $700
------------------------------------------------------------ ---------------------------------------------------------
                  8                                                            $800
------------------------------------------------------------ ---------------------------------------------------------
                  9                                                            $900
------------------------------------------------------------ ---------------------------------------------------------
                  10                                                           $1,000
------------------------------------------------------------ ---------------------------------------------------------
                  More than 10                                                 $1,00 +$200 for each Trading
                                                                               Day Late beyond 10 Trading
                                                                               Days.
------------------------------------------------------------ ---------------------------------------------------------


                           The Company shall pay any payments incurred under this Section 5.1(g) in immediately available funds upon demand. Nothing herein shall limit the Purchaser's right to pursue injunctive relief and/or actual damages (in lieu of the liquidated damages set forth above) for the Company's failure to issue and deliver the Draw Down Shares to the Company, including, without limitation, the Purchaser's actual losses occasioned by any "buy-in" of Common Stock necessitated by such late delivery.

                                    ARTICLE 6

                                   TERMINATION

                  Section 6.1. TERM. The term of this Agreement shall begin on the date hereof and shall end 30 months from the Effective Date or as otherwise set forth in Section 6.2.

                  Section 6.2. OTHER TERMINATION.

                           (a) This Agreement shall terminate upon one (1) Trading Day's notice if (i) an event resulting in a Material Adverse Effect has occurred and has not been cured for a period of 30 days after written notice thereof, (ii) the Common Stock is de-listed from the Principal Market for a period exceeding 3 consecutive days unless such de-listing is in connection with the Company's subsequent listing of the Common Stock on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, or
         (iii) the Company files for protection from creditors under any applicable law.

                           (b) The Company may terminate this Agreement upon one
         (1) Trading Day's notice if the Purchaser shall fail to fund more than one properly noticed Draw Down within 4 Trading Days of the end of the applicable Settlement Period.

                  Section 6.3. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 6.2 herein, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 6.1 or
6.2 herein, this Agreement shall become void and of no further force and effect, except for Sections 8.1, 8.2 and 8.9, and Article 7 herein. Nothing in this Section 6.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company or the Purchaser to compel specific performance by the other party of its obligations under this Agreement.


                                    ARTICLE 7

                                 INDEMNIFICATION

                  Section 7.1. General Indemnity.

                           (a) The Company agrees to indemnify and hold harmless the Purchaser (and its directors, officers, affiliates, agents, successors and assigns) from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Purchaser as a result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Company herein.

                           (b) The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, affiliates, agents, successors and assigns from and against any and all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys' fees, charges and disbursements) incurred by the Company as result of any material inaccuracy in or breach of the representations, warranties or covenants made by the Purchaser herein.

                  Section 7.2. INDEMNIFICATION PROCEDURE. Any party entitled to indemnification under this Article 7 (an "Indemnified Party") will give written notice to the indemnifying party of any matters giving rise to a claim for indemnification; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Article 7 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any action, proceeding or claim is brought against an Indemnified Party in respect of which indemnification is sought hereunder, the indemnifying party shall be entitled to participate in and, unless in the reasonable judgment of counsel to the Indemnified Party a conflict of interest between it and the indemnifying party may exist with respect of such action, proceeding or claim, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. In the event that the indemnifying party advises an Indemnified Party that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until the indemnifying party elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Indemnified Party's costs (including reasonable attorneys' fees, charges and disbursements) and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder. The Indemnified Party shall cooperate fully with the indemnifying party in connection with any settlement negotiations or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party, which relates to such action or claim. The indemnifying party shall keep the Indemnified Party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. If the indemnifying party elects to defend any such action or claim, then the Indemnified Party shall be entitled to participate in such defense with counsel of its choice at its sole cost and expense. The indemnifying party shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent. Notwithstanding anything in this Article 7 to the contrary, the indemnifying party shall not, without the Indemnified Party's prior written consent (which consent shall not be unreasonably withheld), settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnified Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such claim. The indemnity agreements contained herein shall be in addition to (a) any cause of action or similar rights of the Indemnified Party against the indemnifying party or others, and (b) any liabilities to which the indemnifying party may be subject in each case pursuant to applicable law, rules or regulations.

                                    ARTICLE 8

                                  MISCELLANEOUS

                  Section 8.1. FEES AND EXPENSES. Each of the parties to this Agreement shall pay its own fees and expenses related to the transactions contemplated by this Agreement; except that, the Company shall pay, at the Initial Closing, a non-accountable expense allowance of $25,000 for the Purchaser's legal, administrative and due diligence costs and expenses and any other additional fees as set forth in the Escrow Agreement. The Company shall pay all stamp or other similar taxes and duties levied in connection with issuance of the Shares pursuant hereto.

                  Section 8.2. SPECIFIC ENFORCEMENT. The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

                  Section 8.3. ENTIRE AGREEMENT; AMENDMENT. The Transaction Documents contain the entire understanding of the parties with respect to the matters covered in the Transaction Documents. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought and no condition to closing any Draw Down in favor of the Purchaser may be waived by the Purchaser.

                  Section 8.4. NOTICES. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:             3155 Porter Drive

                               Palo Alto, CA 94304
                               Attn: Martin McGlynn, Chief Executive Officer Iris Brest, General Counsel
                               Tel: (650) 475-3100
                               Fax: (650) 475-3101

with copies to:                Ropes & Gray
(which shall not constitute    One International Place
notice)                        Boston, MA 02110
                               Attn: Geoffrey B. Davis
                               Tel: (617) 951-7000
                               Fax: (617) 951-7050

If to Purchaser:               c/o Beacon Capital Management
                               Harbour House, 2nd Floor
                               Waterfront Drive, Road Town
                               Tortola, British Virgin Islands
                               Attn: David Sims
                               Fax: (284) 494-4090

with copies to:                Epstein Becker & Green P.C.
(which shall not constitute    250 Park Avenue
notice)                        New York, NY  10177-1211
                               Tel: (212) 351-3771
                               Fax: (212) 661-0989
                               Attn: Robert F. Charron

                  Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto in accordance herewith.

                  Section 8.5. WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

                  Section 8.6. HEADINGS. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

                  Section 8.7. SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations thereunder may not be assigned by either party without the written consent of the other party. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and the Purchaser.

                  Section 8.8. NO THIRD PARTY BENEFICIARIES.This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, including without limitation, any assignee of some or all of the rights to purchase the Warrant Shares pursuant to the Warrant.

                  Section 8.9. GOVERNING LAW/ARBITRATION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Purchaser agree to submit themselves to the IN PERSONAM jurisdiction of the state and federal courts situated within the Southern District of the State of New York with regard to any dispute or controversy arising out of or relating to this Agreement. Any dispute or controversy under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. The Board of Arbitration shall be authorized and is directed to enter a default judgment against any party refusing to participate in the arbitration proceeding within thirty days of any deadline for such participation. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The prevailing party shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party as part of the arbitration award. Any party shall have the right to seek injunctive relief, including without limitation as set forth in Section 8.2, from any court of competent jurisdiction in any case where such relief is available. The prevailing party in such injunctive action shall be awarded its costs, including reasonable attorneys' fees, from the non-prevailing party.

                  Section 8.10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution may be made by delivery by facsimile.

                  Section 8.11. PUBLICITY. Except as required by law or regulations or the rules of the Principal Market, neither the Company nor the Purchaser shall issue any press release or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement, without the prior written consent of the other party. In connection with the Initial Closing, if the Company deems it necessary or desirable, the Company may issue a press release or file an appropriate report with the SEC regarding the transactions contemplated hereby; PROVIDED, HOWEVER, that prior to issuing any such press release, making any such public statement or announcement, the Company obtains the prior consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

                  Section 8.12. SEVERABILITY. The provisions of this Agreement are severable and, in the event that The Board of Arbitration or any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

                  Section 8.13. FURTHER ASSURANCES. From and after the date of this Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  Section 8.14. EFFECTIVENESS OF AGREEMENT. This Agreement shall become effective only upon satisfaction of the conditions precedent to the Initial Closing set forth in Article I of the Escrow Agreement.

                  Section 8.15. CONFIDENTIALITY. The Purchaser understands that the CPI has been developed or obtained by the Company by the investment of significant time, effort and expense and that such CPI provides the Company with significant competitive advantages in its businesses. The Purchaser therefore agrees (i) to maintain all CPI in confidence and take all necessary precautions to protect said CPI, including without limitation, all precautions the Purchaser normally employs with respect to its own confidential materials but in no event less than a reasonable degree of care;
(ii) not to divulge CPI or any information derived therefrom outside of Purchaser; and (iii) not to utilize said CPI for any purpose other than as necessary for purposes of performance under this Agreement. The foregoing sentence shall not apply with respect to information the Purchaser can establish (i) is in the public domain at the time of disclosure or which thereafter enters the public domain, through no improper action or inaction by the Purchaser; or (ii) was known to or independently developed by or in the possession of Purchaser prior to receipt of such CPI from the Company, as evidenced by written records; or (iii) was lawfully disclosed to the Purchaser by a third party without restriction; or (iv) is required to be disclosed by a government agency or court order or pursuant to applicable laws and regulations PROVIDED that within five days of notification of such a requirement and prior to complying with such requirement the Purchaser shall notify the Company of such requirement pursuant to clause (iv) and shall limit the disclosure to that portion of the CPI which is legally required in the written opinion of counsel and shall use best efforts to ensure such CPI is treated confidentially.

                                    ARTICLE 9

                                   DEFINITIONS

                  Section 9.1. Certain Definitions.

                           (a) "COMMENCEMENT DATE" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                           (b) "COMMITMENT AMOUNT" shall have the meaning assigned to such term in Section 1.1 hereof.

                           (c) "COMMITMENT PERIOD" shall mean the period commencing on the Effective Date and expiring on the earliest to occur of (i) the date on which the Purchaser shall have exercised an aggregate amount of Draw Downs equal to the Commitment Amount, (ii) the date this Agreement is terminated in accordance with the terms hereof, or (iii) the date occurring 30 months after the Effective Date.

                           (d) "COMMON STOCK" shall mean the Company's common stock, $0.01 par value per share.

                           (e) "CPI" shall mean all oral and written information concerning the Company which is non-public, confidential or proprietary in nature and shall include, but not be limited to, existing, future-developed or acquired products, processes, techniques, methods, agents, computer programs, trade secrets, and other information regarding the business of the Company, know-how, ideas (including patentable ideas), inventions, unpublished patent applications, improvements, copyrightable materials, schematics, product development plans, forecasts, strategies, customers, suppliers, regulatory strategies and other technical, business, financial, marketing and merchandising information of the Company.

                           (f) "DISCLOSURE SCHEDULE" shall mean the schedules prepared by the Company and attached hereto.

                           (g) "DRAW DOWN" shall have the meaning assigned to such term in Section 5.1(a) hereof.

                           (h) "DRAW DOWN NOTICE" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                           (i) "DRAW DOWN PRICING PERIOD" shall mean a period of twenty (20) consecutive Trading Days beginning on the date specified in the Draw Down Notice (as defined in Section 5.1(f) herein); PROVIDED, HOWEVER, the Draw Down Pricing Period shall not begin before the day on which receipt of such notice is confirmed by the Purchaser.

                           (j) "DTC" shall have the meaning assigned to such term in Section 5.1(g).

                           (k) "DWAC" shall have the meaning assigned to such term in Section 5.1(g).

                           (l) "EFFECTIVE DATE" shall mean the date the Registration Statement of the Company covering the Shares being subscribed for hereby is declared effective by the SEC.

                           (m) "ENGAGEMENT LETTER" shall mean the letter agreement dated as of April 24, 2001, between the Company and Pacific Crest Securities, Inc.

                           (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                           (o) "GAAP" shall mean the United States Generally Accepted Accounting Principles as those conventions, rules and procedures are determined by the Financial Accounting Standards Board and its predecessor agencies.

                           (p) "INITIAL CLOSING" shall have the meaning assigned to such term in Section 1.2 hereof.

                           (q) "INITIAL CLOSING DATE" shall have the meaning assigned to such term in Section 1.2 hereof.

                           (r) "INVESTMENT AMOUNT" shall have the meaning assigned to such term in Section 5.1(f) hereof.

                           (s) "MATERIAL ADVERSE EFFECT" shall mean any adverse effect on the business, operations, properties or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or the Registration Rights Agreement.

                           (t) "MATERIAL AGREEMENT" shall mean any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which is required to be filed with the SEC as an exhibit to any of the SEC Documents.

                           (u) "MILLENNIUM AGREEMENT" shall mean the Subscription Agreement dated as of July 31, 2000, between the Company and Millennium Partners, L.P. and the other agreements entered into in connection therewith.

                           (v) "PRINCIPAL MARKET" shall mean initially the Nasdaq National market and shall include the American Stock Exchange, the Nasdaq Small-Cap Market and the

         New York Stock Exchange if the Company becomes listed and trades on such market or exchange after the date hereof.

                           (w) "PURCHASE PRICE" shall mean, with respect to Shares purchased during each applicable Settlement Period, 94% (the "Purchase Price Percentage") of the VWAP on the date in question; EXCEPT THAT, the Purchase Price Percentage shall increase by 0.5% for each $50,000,000 increase in the Company's market cap (calculated by multiplying the number of shares of Common Stock issued and outstanding by the VWAP of the Common Stock on any date in question (the "Market Cap")) over $50,000,000 during the applicable Market Cap Period (as defined below); PROVIDED, that in no event shall the Purchase Price Percentage be more than 96%; PROVIDED, FURTHER, that such increases in the Purchase Price Percentage shall only occur if the increase in the Market Cap is maintained for at least twenty (20) consecutive Trading Days immediately prior to the date the applicable Draw Down Pricing Period commences (the "Market Cap Period"). By way of example, if the Market Cap as to a Market Cap Period is $99,999,999, the Purchase Price Percentage is 94% as to the applicable Draw Down. If the Market Cap as to a Market Cap Period is $101,000,000, the Purchase Price Percentage is 94.5% as to the applicable Draw Down. If the Market Cap as to a subsequent Market Cap Period is less than $100,000,000, the Purchase Price Percentage shall be 94% as to such Draw Down.

                           (x) "REGISTRATION STATEMENT" shall mean the registration statement under the Securities Act, to be filed with the Securities and Exchange Commission for the registration of the Shares pursuant to the Registration Rights Agreement attached hereto as EXHIBIT A (the "Registration Rights Agreement).

                           (y) "SEC" shall mean the Securities and Exchange Commission.

                           (z) "SEC DOCUMENTS" shall mean the Company's latest Form 10-K or Form 10-KSB as of the time in question, all Forms 10-Q or 10-QSB and 8-K filed thereafter until the time in question, the Proxy Statement for its latest fiscal year as of the time in question, and any exhibits to the aforementioned documents, until such time as the Company no longer has an obligation to maintain the effectiveness of a Registration Statement as set forth in the Registration Rights Agreement.

                           (aa)"SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                           (bb)"SETTLEMENT" shall mean the delivery of the Draw Down Shares into the Purchaser's DTC account via DTC's DWAC System in exchange for payment therefor.

                           (cc)"SETTLEMENT DATE" shall have the meaning assigned to such term in Section 5.1(b).

                           (dd)"SETTLEMENT PERIOD" shall have the meaning assigned to such term in Section 5.1(b).

                           (ee)"SHARES" shall mean, collectively, the shares of Common Stock of the Company being subscribed for hereunder (the "Draw Down Shares") and the shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Shares").

                           (ff) "THRESHOLD PRICE" shall mean the price per Share designated by the Company as the lowest VWAP during any Draw Down Pricing Period at which the Company shall sell its Common Stock in accordance with this Agreement.

                           (gg)"TRADING DAY" shall mean any day on which the Principal Market is open for business.

                           (hh)"TRANSACTION DOCUMENTS" shall mean this
         Agreement, the Registration Rights Agreement and the Escrow Agreement.

                           (ii) "VWAP" shall mean the daily volume weighted average price of the Company's Common Stock on the Principal Market as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function on the date in question.

                           (jj) "WARRANT" shall mean the warrant issued to the Purchaser pursuant to Section 4.2(f) hereof.


                            [SIGNATURE PAGE FOLLOWS]

               [SIGNATURE PAGE TO EQUITY LINE PURCHASE AGREEMENT]



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of this 10th day of May, 2001.

                                      STEMCELLS INC.,



                                      By:  /s/ Martin McGlynn
                                          --------------------------------------
                                            Martin McGlynn, President & CEO

                                      SATIVUM INVESTMENTS LIMITED



                                      By:  /s/ David Sims
                                          --------------------------------------
                                            David Sims, Director